UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
AVALON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	52-2209310 (I.R.S. Employer Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland (Address of principal executive officer)	20876 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ❒
Securities Act registration statement file number to which this form relates:                     333-124565
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which each class is to be Registered

Common Stock, $0.01 par value per share	The Pacific Exchange, Inc.
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1.	Description of Registrant’s Securities To Be Registered.
     The description of the Common Stock, par value $0.01 per share (the “Common Stock”), of Avalon Pharmaceuticals, Inc. (the “Company”), as included under the caption “Description of Our Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on May 3, 2005 (Registration No. 333-124565), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

Item 2.	Exhibits.
     The following exhibits are incorporated herein by reference:

Exhibit No.	Description
1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration on Form S-1 (File No. 333-124565), as amended)

2	Form of Amended and Restated Bylaws of the Registrant to be effective upon closing of the offering pursuant to Registrant’s Registration Statement on Form S-1 (File No. 333-124565) (incorporated by reference to Exhibit 3.2 to Registrant’s Registration on Form S-1 (File No. 333-124565), as amended)

3	Form of stock certificate representing Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant’s Registration on Form S-1 (File No. 333-124565), as amended)

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Avalon Pharmaceuticals, Inc.
Date: September 26, 2005	By:	/s/ Kenneth C. Carter
Kenneth C. Carter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration on Form S-1 (File No. 333-124565), as amended)

2	Form of Amended and Restated Bylaws of the Registrant to be effective upon closing of the offering pursuant to Registrant’s Registration Statement on Form S-1 (File No. 333-124565) (incorporated by reference to Exhibit 3.2 to Registrant’s Registration on Form S-1 (File No. 333-124565), as amended)

3	Form of stock certificate representing Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant’s Registration on Form S-1 (File No. 333-124565), as amended)